Exhibit 10.3


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into as of December 10, 2001 (the "Effective Date"), by and between Steven J. Ross (the "Executive"), TekInsight.com, Inc., a Delaware corporation ("TekInsight") and Tekinsight Services, Inc., a wholly-owned subsidiary of TekInsight and a Delaware corporation ("Services"). This Agreement replaces the Employment Agreement between the Executive and Tekinsight dated January 2, 2001.

                                    RECITALS

         The parties desire that the Executive be employed by Tekinsight and Services, in the capacities described below, on the terms and conditions hereinafter set forth, and the Executive is willing to accept such employment on such terms and conditions.

                                    AGREEMENT

          The Executive, Tekinsight and Services agree as follows:

1.        Duties.

1.1 Retention. TekInsight and Services do hereby hire, engage and employ the Executive as the President and Chief Executive Officer of Services and TekInsight does hereby hire, engage and employ the Executive as the President and Chief Executive Officer of Tekinsight and any other wholly-owned subsidiaries of Tekinsight (with TekInsight and Services being referred to together as the "Company"), and the Executive does hereby accept and agree to such hiring, engagement, and employment.
          During the Period of Employment (as defined in Section 2), the Executive shall serve the Company in such positions, and shall have duties and authority consistent with such positions, subject, however, to the other provisions of this Agreement, directives of the Boards of Directors of each constituent of the Company, as relevant (the "Board"), and the corporate policies and budgets of each constituent of the Company as they presently exist, and as such policies and budgets may be amended, modified, changed, or adopted during the Period of Employment. During the Period of Employment, the Executive shall report to the Board of each constituent of the Company. The Executive shall also serve as a member of the Board of each constituent of the Company during the Period of Employment.

1.2 No Other Employment. Throughout the Period of Employment, the Executive shall devote his full business time, energy, and skill to the performance of his duties for the Company (vacations and other leave authorized under this Agreement excepted) and shall devote his best efforts to advancing the interests of the Company. The Executive agrees that any appointment to or continuing service on the board of directors of any other corporation other than the Company must be approved in writing by the Board, such approval not to be unreasonably withheld based upon such appointment not being likely to interfere with the performance of the Executive's duties hereunder; provided, that the Company's advance approval is not required for the Executive to serve on the board of directors or as an officer of any other subsidiary of the Company, non-profit trade association, or non-profit civic, educational or other charitable organization (in each case subject to the following sentence). The Executive's continued membership on any board or in any other position referenced in the preceding sentence, on or in which he may now or in the future serve, is subject to the conditions (a) that the Executive's membership or position does not materially interfere with the performance of the Executive's duties hereunder, and (b) that the entity with which the Executive is affiliated does not compete (within the meaning of

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          Section  9 of  this  Agreement,  without  giving  effect  to the  last sentence thereof) with the business then being actively conducted of any entity within the Company Group. For purposes of this Agreement, the "Company Group" includes, collectively, the Company and any subsidiary or controlled affiliate of the Company.

1.3 No Breach of Contract. The Executive hereby represents to the Company that his execution and delivery of this Agreement and the performance of his duties hereunder will not constitute a breach of, or otherwise contravene, the terms of any employment or other agreement or policy to which the Executive is a party or otherwise bound. The Company hereby represents to the Executive that it is authorized to enter into this Agreement and that the execution and delivery of this Agreement and the employment of the Executive hereunder will not constitute a breach of, or otherwise contravene, the terms of any law, agreement or policy by which it is bound.

2.        Period of Employment.

          The "Period of Employment" shall, unless sooner terminated as provided herein, be a three (3) year period commencing on the Effective Date and ending at the close of business on the day before the third (3rd) anniversary of the Effective Date. "Remaining Contract Period" shall mean the period between termination and the third (3rd) anniversary of the Effective Date.

3.        Compensation.

3.1 Base Salary. The Executive's Base Salary shall continue at the current annual rate of $350,000 until the closing of the proposed acquisition of DynCorp Management Resources, Inc. ("DMR"), at which time it shall be increased to a rate of $400,000 annually (as used in this Agreement, "Base Salary" shall mean Base Salary as it may be increased by the Company, in its discretion, from time to time.) The Executive's Base Salary, as in effect from time to time, shall not be decreased for any reason or for any purpose (including for purposes of determining any amounts due to the Executive upon a termination of his employment) during the Period of Employment.

3.2 Bonus. The Executive shall be eligible for incentive bonus payments of at least fifty percent (50%) of his Base Salary during each fiscal year of the Period of Employment, beginning July 1, 2001 (the "Bonus"). Upon meeting the criteria, and approval by the Board, such Bonus shall be paid in quarterly installments within 60 days of the Company's fiscal quarter-end. During the first fiscal year under this contract, the Bonus criteria shall be as follows:

3.2.1 Quarter ended September 30, 2001. Shall become due upon the completion of the acquisition of DMR, provided that the merger is completed during the fiscal year ended June 30, 2002.

3.2.2 Quarter ended December 31, 2001. Shall become due upon the completion of the recapitalization that is planned for the financing of the consolidated entity of Services and DMR, provided that such financing is completed during the fiscal year ended June 30, 2002.

3.2.3 Quarter ended March 31, 2002. Shall become due if the Company's Stock Price on March 31, 2002 meets or exceeds the Stock Price on the date

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          of the  merger  with DMR.  "Stock  Price" is  defined  as the  average closing price on Nasdaq during the ten (10) trading days prior to the date, weighted for trading volumes.

3.2.4 Quarter ended June 30, 2002. Shall become due if the Company's Stock Price on June 30, 2002 meets or exceeds 110% of the Stock Price on the date of the merger with DMR.

3.2.5     Fiscal  quarters after June 30, 2002.  Shall be determined by criteria
          established   by  mutual   consent   between  the  Executive  and  the
          Compensation Committee.

3.3 Note Receivable Extension. The balance due under the note receivable, dated January 2, 2001, from Executive, originally in the amount of $170,000, shall be extended to the end of the Period of Employment, under the same terms and conditions.

3.3.1

          Note Receivable Forgiveness. If the Company's Stock Price on June 30, 2002 meets or exceeds 110% of the Stock Price on the date of the merger with DMR, the Company shall forgive the note payable by Executive in the amount of $100,000.

3.4

          Equity Compensation. The Executive shall be considered for annual stock option grants, in accordance with the policies and procedures of the Company then in effect for executive management stock option grants.

3.5

          Board of Director Compensation. The Executive shall be compensated as a member of the Board of Directors in an amount consistent with other non-employee Board members of the Company, including annual stock option grants issued to Board members.

4.        Benefits.

4.1

          Health and Welfare. During the Period of Employment, the Executive shall be entitled to participate in all pension and welfare benefit plans and programs generally made available to the Company's executive management, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Company shall supplement the insurance coverage and benefits in a separate executive benefits plan that includes a minimum of $1 million life insurance coverage and appropriate long-term disability coverage, which benefit plans, for the Executive and his dependents, shall be fully paid by the Company.

4.2       Reimbursement of Business and Other Expenses; Perquisites

4.2.1 Expense Reimbursement. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to the Company's reimbursement policies and procedures for executive officers in effect from time to time. Business expenses shall include cellular phone costs and a home business telephone line, with broadband access.

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4.2.2     Other.  Executive shall participate in an executive perk fund with the same parameters as are made available to other members of the Company's executive management.

4.3       Vacations  and Other  Leave.  During  the  Period of  Employment,  the
          Executive shall receive at least three (3) weeks paid vacation per year, accrued in advance upon the Effective Date of this Agreement, or on the extension date of future periods. The Executive shall also be entitled to all other holiday and leave pay generally available to other members of the Company's executive management.

5.        Death or Disability.

5.1 Definition of Disabled and Disability. For purposes of this Agreement, the terms "Disabled" and "Disability" shall mean the Executive's inability, because of physical or mental illness or injury, to perform the essential function of his customary duties pursuant to this Agreement, with or without reasonable accommodation, and the continuation of such disabled condition for a period of one hundred twenty (120) continuous days, or for not less than one hundred eighty
          (180) days during any continuous twenty-four (24) month period. The Company reserves the right, in good faith, to make the determination of Disability under this Agreement based upon information supplied by the Executive and/or his medical personnel, as well as information from medical personnel or others selected by the Company or its insurers.

5.2 Termination Due to Death or Disability. If the Executive dies or becomes Disabled during the Period of Employment, the Period of Employment and the Executive's employment shall automatically cease and terminate as of the date of the Executive's death or the date of Disability (which date shall be determined under Section 5.1 above), as the case may be. In the event of the termination of the Executive's employment due to his death or Disability, the Executive (or, in the event of his death, his estate) shall be entitled to receive only those benefits set forth in Section 7.1; provided that if the Executive's employment is terminated by reason of the Executive's Disability, he shall, so long as his Disability continues, remain eligible for all benefits provided under any long-term disability programs of the Company in effect at the time of such termination, subject to the terms and conditions of any such programs, as the same may be changed, modified or terminated for or with respect to employees of the Company generally.

6.        Termination.

6.1 Termination For Cause. The Company may, by providing written notice to the Executive, terminate the Period of Employment and the Executive's employment hereunder for Cause at any time. The term "Cause" for purposes of this Agreement shall mean:

         (a) the Executive is convicted of, or has pleaded guilty or entered a plea of nolo contendere to, a felony (under the laws of the United States or any state thereof);

         (b) fraudulent conduct by the Executive in connection with the business or other affairs of any member of the Company Group or the theft, embezzlement, or other criminal misappropriation of funds by the Executive from any member of the Company Group;

         (c) the Executive's failure to perform the duties of the President and Chief Executive Officer of either TekInsight or Services, after reasonable notice has been provided of such non-performance
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                                      -5-


               and, if such failure is curable, Executive has not cured such failure within a reasonable period following such notice;

         (d) the Executive's failure to comply with reasonable directives of the Board which are communicated to him in writing, after reasonable notice has been provided of such non-performance and, if such failure is curable, Executive has not cured such failure within a reasonable period following such notice.

          If the Executive's employment is terminated by the Company for Cause, the termination shall take effect on the effective date (pursuant to Section 14.9) of written notice of such termination to the Executive.

          In the event of the termination of the Period of Employment and the Executive's employment hereunder due to a termination by the Company for Cause, then the Executive shall be entitled to receive only those benefits set forth in Section 7.2.1, and all amounts of principal and accrued interest outstanding under that Note and any related agreements annexed hereto as Exhibit A, shall be accelerated and immediately due and payable.

6.2 Termination Without Cause. The Company may, with or without reason, terminate the Period of Employment and the Executive's employment hereunder without Cause at any time by providing the Executive written notice of such termination. If the Executive's employment is terminated without Cause, the termination shall take effect on the effective date (pursuant to Section 14.9) of written notice of such termination to the Executive. If the Executive's employment is terminated without Cause, he shall be entitled to those benefits as specified in Section 7.1 (a), (b), (c) and (d).

          In the event of the termination of the Period of Employment and the Executive's employment hereunder due to a termination by the Company without Cause (other than due to the Executive's death or Disability), the Executive shall be entitled to receive:

         (a)   those benefits set forth in Section 7.1 (a), (c) and (d) hereof;

         (b) a Severance Payment equal to the lesser of (a) the aggregate of the remaining Base Salary payments due under the term of the Agreement or (b) the Executive's monthly Base Salary plus the Bonus amount divided by twelve (12), as both are in effect immediately prior to such termination, payable over a 24 month period (the "Severance Period"), payable one-half upon termination and one-half in monthly installments through the Severance Period. The Severance Payment is not in addition to, but in lieu of, the remaining payments due under the term of the Agreement.

         (c) any options to purchase stock in the Company granted to Executive pursuant to any plan or otherwise, shall become immediately accelerated and fully vested.

         (d) in the event Executive elects continued coverage under COBRA, the Company will reimburse Executive for the same portion of
               Executive's COBRA health insurance premium that it paid during Executive's employment up until the earlier of either: (i) the end of the Severance Period, or (ii) the date on which Executive becomes covered under any other group health plan (as an employee or otherwise).

          If a diminution of the Executive's senior management position, responsibilities or compensation and benefits as President and Chief Executive Officer or a change in his reporting responsibility to the Board of Directors, he may, within four months of such diminution or change in reporting responsibility, terminate his employment and be entitled to those benefits specified in Sections 6.2(a) and (b) above.

6.3 Change in Control. In the event that either: 1) a Change of Control (as defined below) of TekInsight occurs prior to the expiration of the Term and 2) the Company terminates Executive's employment without Cause pursuant to Section 6.2 herein, within three (3) months prior to or following the effective date of a Change of Control of the Company, then: (i) Executive will be entitled to those benefits described in
          Section 6.2, with the additional provision that the Severance Payment paid pursuant to Section 6.2(b), shall be paid over a period of 36 months, instead of 24 months, and the entire amount of the Severance Payment shall be payable upon termination as a lump sum.

          For purposes of this Agreement, Change of Control means: (i) a sale or other disposition of all or substantially all of the assets of TekInsight; (ii) a merger or consolidation in which TekInsight is not the surviving entity and in which the shareholders of TekInsight immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity's voting power immediately after the transaction; (iii) a reverse merger in which TekInsight is the surviving entity but the shares of TekInsight's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, and in which the shareholders of TekInsight immediately prior to such merger own less than fifty percent (50%) of TekInsight's voting power immediately after the transaction; or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of TekInsight entitled to vote are exchanged (other than to form a holding company in which the shareholders of TekInsight immediately prior to such recapitalization own not less than fifty percent (50%) of the holding company's voting power immediately after the transaction). Change of Control excludes the effects of the merger between TekInsight's wholly-owned subsidiary and DynCorp Management Resources, Inc. (the "Merger"), as well as any financing transactions completed within three months following the effective date of the Merger.

6.4 Termination by Executive. In the event that the Executive terminates his employment with the Company for any reason other than death or Disability, all amounts of principal and accrued interest outstanding that are due the Company shall be accelerated and immediately due and payable.

7.        Expiration of Period of Employment.

7.1 Benefits Upon Expiration of Period of Employment. If the Company elects not to extend the Period of Employment pursuant to Section 2, unless the Executive's employment is earlier terminated pursuant to Sections 6 or 7, termination of the Executive's employment hereunder shall be deemed to occur at the close of business on the day immediately preceding the third anniversary of the Effective Date which occurs at least six (6) months after delivery of the non-extension notice in accordance with Section 2. If the Company elects not to extend the Period of Employment, upon the Executive's termination in accordance with the preceding sentence he will be entitled to receive:

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                                      -7-


         (a)   those benefits set forth in Section 7.2.1 hereof;

         (b) the greater of: (i) those payments remaining due under the Period of Employment or (ii) an eighteen month payout of payments equal to the Executive's annual Base Salary plus one year of the annual Bonus amount in effect immediately prior to such termination; such amount divided by eighteen (18), and

         (c)   all options  exercisable to acquire  shares of TekInsight  Common
               Stock  granted  to  the   Executive  by  TekInsight   during  his
               employment term will become fully vested.

         (d) medical and other insurance coverage benefits will be extended for a period of eighteen (18) months from the termination date

7.2       General Termination Provisions.

7.2.1 General Termination Benefits. Subject to the other provisions of this Agreement, in the case of any of the foregoing terminations or the expiration of the Period of Employment, the Executive or his estate shall be entitled to (without duplication of benefits):

         (a)

               any accrued but unpaid Base Salary as of the date of such termination, including unused vacation;

         (b)

               any earned but unpaid cash incentive compensation as of the date of such termination;

         (c)

               any reimbursements or allowances due but not yet paid to the Executive; and

         (d) such employee benefits described in Section 5.1 as the Executive or his estate may be entitled to hereunder or under the employee benefit plans, programs and arrangements of the Company.

          All amounts due the Executive in accordance with this Section 7.2.1 shall be paid promptly following their becoming due as provided hereunder.

7.2.2 Other Termination Provisions. In the event of any termination of employment under this Agreement, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except (i) on account of any claims the Company may have against the Executive under the terms of this Agreement or otherwise, or (ii) on account of any amounts outstanding under the terms of the Note and any related agreements annexed hereto as Exhibit A, in either case the amounts of which shall be offset against amounts due to Executive under the Agreement. Any amounts due under Sections 5, 6, or 7 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

8. Means and Effect of Termination. Any termination of the Executive's employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination, if any such basis is required by the applicable provision(s) of this Agreement.

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9.        Non-Competition.

          The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company Group, the amount of sensitive and confidential information involved in the discharge of the Executive's position as President and Chief Executive Officer of the Company, and the harm to the Company Group that would result if such knowledge or expertise was disclosed or made available to a competitor, and accordingly agrees as follows:

         (a) During the Period of Employment and, as a result of the particular nature of the Executive's relationship with the Company as its President and Chief Executive Officer, for the one
               (1) year period  immediately  following  the  termination  of the
               Period of Employment, the Executive will not, directly or indirectly, (i) engage in any business for the Executive's own account that competes with the business of any entity within the Company Group, (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the business of any entity within the Company Group, (iii) acquire a financial interest in any person engaged in any business that competes with the business of any entity within the Company Group, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or
               consultant,   or  (iv)  interfere  with  business   relationships
               (whether formed before or after the date of this Agreement) between the Company, any of its affiliates or subsidiaries, and any customers, suppliers, officers, employees, partners, members or investors of any entity within the Company Group.

         (b) Notwithstanding anything to the contrary in this Agreement, the Executive may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of any member of the Company Group which are publicly traded on a national or regional stock exchange or on an over-the-counter market if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person.

          For purposes of this Agreement, businesses in competition with the Company Group shall include businesses which any entity within the Company Group has specific plans to conduct in the future and as to which planning the Executive is aware.

10.       Confidentiality; Assignment of Inventions.
10.1      Confidentiality.

10.1.1. Confidential Information. During the term of Executive's employment by the Company or any other member of the Company Group, and at any time following the termination of Executive's employment by the Company or any other member of the Company Group, for any or no reason, whether voluntary or involuntary, with or without cause, Employee will not, without the express prior written consent of the Company, disclose to others, use or publish (other than as may be required by Executive's duties while employed by the Company or any other member of the Company Group, or in the ordinary course of the business of the Company or any other member of the Company Group) any proprietary, secret or confidential information of the Company or any other member of the Company Group ("Company Information"), which for the purposes hereof shall include, without limitation, information designated by the Company or any other member of the Company Group as "proprietary," "secret," or "confidential" (or otherwise similarly designated) or information which is not generally known to those outside of the Company Group detailing, listing, describing or otherwise relating to:

          (i) the business, conduct or operations of the Company, any other member of the Company Group, or any of the customers, licensors, licensees, suppliers, consultants or employees of any member of the Company Group; or

          (ii) any materials, devices, processes, methods, ways of business, programs, and/or formulae, technology, research, development, lists naming the parties in the categories described in subprovision (i) above and the like, used in organizing, promoting, conducting, managing or exploiting the products or services of any member of the Company Group; or

          (iii) the existence or  betterment   of,  or  possible  new  uses  or
                applications for, any of the products or services of any member of the Company Group.

          The obligations of confidentiality set forth in this Section 10.1 extend to any proprietary information of any third parties contracting with any member of the Company Group whether or not any member of the Company Group has undertaken an express obligation of confidentiality with regard to such persons. Notwithstanding the foregoing, the term Company Information shall not apply to information (u) Executive is compelled pursuant to an order of a court or other body having jurisdiction over such matter to do so (in which case the Company shall be given prompt written notice of such intention to divulge not less that five (5) days prior to such disclosure or such shorter period as the circumstances may reasonably permit), (v) which the Company or any of its affiliates has voluntarily disclosed to the public without restriction, (w) which has otherwise lawfully entered the public domain, (x) which the Company or any of its affiliates has permitted Executive to disclose by its prior written consent,; or (y) which Executive may disclose at a forum, workshop or round table conference with the prior knowledge and consent of the Company.

10.1.2. Return of Confidential Information. Upon the termination of Executive's employment by the Company, Executive agrees that he will not take from (nor keep copies or duplicates of), but will promptly return to the Company, any drawings, notes, plans, lists, computer programs or files, blueprints, letters, writings or any other documents whatsoever or reproductions thereof recording, reflecting or embodying any Company Information.

10.1.3 Non-disclosure Agreements with Third Parties. Executive acknowledges that members of the Company Group are now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons or entities pursuant to which members of the Company Group must protect or refrain from use of proprietary information which is the property of such third persons. Executive hereby agrees upon the direction of the Company to be bound by the terms of such agreements in the event Executive has access to the proprietary information protected thereunder to the same extent as if Executive was an original individual signatory thereto.

10.2      Assignment of Inventions.

         (a) Any and all inventions, processes, procedures, systems, discoveries, designs, configurations, technology, works of authorship (including but not limited to computer programs), trade secrets and improvements (whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using the data or facilities of any member of the Company Group) (collectively, the "Inventions") which Executive makes, conceives, reduces to practice, or otherwise acquires during the term of this Agreement (either solely or jointly with others), and which are related to the present or planned business, services or products of the Company or any other member of the Company Group, shall be the sole property of the Company and shall at all times and for all purposes be regarded as acquired and held by Executive in a fiduciary capacity for the sole benefit of the Company. All Inventions that consist of works of authorship capable of protection under copyright laws shall be prepared by Executive as "works made for hire", with the understanding that the Company shall own all of the exclusive rights to such works of authorship under the United States copyright law and all international copyright conventions and foreign laws. Executive hereby assigns to the Company, without further compensation, all such Inventions and any and all patents, copyrights, trademarks, trade names or applications therefor, in the United States and elsewhere, relating thereto. Executive shall promptly disclose to the Company and to no other party all such Inventions and shall assist the Company for its own benefit in obtaining and enforcing patents and copyright registrations on such Inventions in all countries. Upon request, Executive shall execute all applications, assignments, instruments and papers and perform all acts (such as the giving of testimony in interference proceedings and infringement suits or other litigation) necessary or desired by the Company to enable the Company and its successors, assigns and nominees to secure and enjoy the full benefits and advantages of such Inventions.

         (b) In the event the Company is unable, after reasonable effort, to secure Executive's signature on any document or instrument necessary to secure trademarks, letters patent, copyrights or other analogous protection relating to an Invention, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact, to act for and in Executive's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of trademarks, letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Executive.

         (c) Executive hereby represents and warrants to the Company that Executive (i) is not presently under and will not hereafter become subject to any obligation to any person which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way Executive's performance of Executive's obligations hereunder and (ii) has not disclosed and will not disclose to the Company, nor use for the Company's benefit, any confidential information or trade secrets of any prior employer or principal, unless and until such confidential information and trade secrets have become public knowledge without Executive's participation, or unless such disclosure is expressly permitted by any agreement with such prior employer or principal.

11.       Antisolicitation; No Disparagement.

          The Executive promises and agrees that during the Period of Employment and for a period of two (2) years thereafter:

         (a) he will not influence or attempt to influence customers of any entity within the Company Group (as it may now or in the future be composed), either directly or indirectly, to divert their business away from the Company Group to any individual, partnership, firm, corporation or other entity then in competition with the business of any entity within the Company Group; and

         (b) he will not make disparaging statements, whether oral or written, regarding any entity within the Company Group.

          The Company promises and agrees that during the Period of Employment and for a period of two (2) years thereafter that it will not make disparaging statements, whether oral or written, regarding Executive.

12.       Soliciting Employees.

          The Executive promises and agrees that for a period of one year following termination of his employment he will not directly or indirectly solicit any person who is then, or at any time within six months prior thereto was, an employee of an entity within the Company Group who earned on an annual basis $25,000 or more as an employee of such entity at any time during the last six months of his or her own employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of any entity within the Company Group.

13.       Indemnification.

          The Company agrees to indemnify the Executive to the fullest extent permitted by the law of the jurisdiction in which the Company is incorporated against claims asserted against him personally arising out of, or related to, the business of the Company or the Executive's services for the Company. The Company shall provide officers' liability insurance coverage to the Executive consistent with the levels of coverage that it provides generally to its other executive officers from time to time.

14.       General.

14.1 Assignment. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that, in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

14.2 Governing Law. This Agreement and the legal relations hereby created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of California, without regard to conflicts of laws principles thereof.

          The Executive and the Company agree (a) that his or its legal counsel participated in the preparation of this Agreement and/or he or it has had ample opportunity to have his or its legal counsel fully examine this Agreement, and (b) that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to the favor of either party hereto against the other.

14.3 Entire Agreement. This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior agreements of the parties hereto (including without limitation the Employment Agreement between Executive and TekInsight dated January 2, 2001) on the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall he deemed to be merged into this Agreement and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as set forth herein.

14.4 Modifications. This Agreement shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by the parties hereto.

14.5 Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

14.6 Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

14.7 Section Headings. The section headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms hereof.

14.8 Severability. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

14.9 Notices. All notices under this Agreement shall be in writing and shall be either personally delivered or mailed postage prepaid, by certified United States mail, return receipt requested, delivered by overnight courier, delivered by facsimile (with confirmation back), or delivered by e-mail (with proof of delivery):

          (a) if to the Company, at the address of the Company's principal executive offices to the attention of the Chief Financial Officer; or

          (b)     if  to  the  Executive,  at  the  address  of  the Executive's
                  principal  residence  as  last  reflected  on  the   Company's
                  records.

          Either party may change its address set forth above by written notice given to the other party in accordance with the foregoing. Any notice shall be effective when personally delivered, three (3) business days after being mailed in accordance with the foregoing, one day after being delivered to an overnight courier of national reputation when identified for priority and next day delivery, or upon delivery by facsimile or e-mail.

14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

14.11 Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

14.12 Section 280G. Notwithstanding anything to the contrary set forth in this Agreement, under no event shall the Company be obligated to pay to Executive any severance payments or other amounts which, when taken together with all other payments and benefits provided by Company to Executive in connection with such termination of employment (whether pursuant to this Agreement or otherwise), would be deemed to constitute excess parachute payments subject to any excise tax under Sections 4999 and/or 280G of the Internal Revenue Code of 1986, as amended.

               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Company and the Executive have executed this Employment Agreement as of the date first above written.


                                                     THE COMPANY
                                                     Tekinsight Services, Inc.,
                                                     a Delaware corporation


                                                  By:/s/James Linesch
                                                     ---------------------------
                                                     James Linesch
                                                     Chief Financial Officer


                                                     Tekinsight.Com, Inc.,
                                                     a Delaware corporation


                                                  By:/s/James Linesch
                                                     ---------------------------
                                                     James Linesch
                                                     Chief Financial Officer


                                                     THE EXECUTIVE

                                                     /s/Steven J. Ross
                                                     ---------------------------
                                                     Steven J. Ross